Exhibit 16.2

[GRAPHIC]	• Ernst & Young LLP	• Phone: (602) 322-3000
	Ernst & Young Tower One Renaissance Square 2 North Central Avenue Suite 2300 Phoenix, Arizona 85004	www.ey.com

November 9, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have read item 4.01 of Form 8-K/A dated October 18, 2004, of The Providence Service Corporation and are in agreement with the statements contained in the first through sixth paragraphs on the page therein.

Very truly yours,

/s/ Ernst & Young LLP

Copy to The Providence Service Corporation